EXHIBIT 4.1

Execution Copy

SUPPLEMENTAL INDENTURE

dated as of May 17, 2005

among

EURAMAX INTERNATIONAL, INC. and

EURAMAX INTERNATIONAL HOLDINGS B.V.

as Issuers

AMERIMAX BUILDING PRODUCTS, INC.

AMERIMAX DIVERSIFIED PRODUCTS, INC.

AMERIMAX FABRICATED PRODUCTS, INC.

AMERIMAX FINANCE COMPANY, INC.

AMERIMAX HOME PRODUCTS, INC.

AMERIMAX RICHMOND COMPANY

AMERIMAX UK, INC.

BERGER BUILDING PRODUCTS, INC. (f/k/a BERGER BROS. COMPANY)

BERGER HOLDINGS, LTD.

FABRAL HOLDINGS, INC.

FABRAL, INC. and

GUTTER ACQUISITION, INC.

as Guarantors

—and—

JPMORGAN CHASE BANK, N.A. (f/k/a JPMORGAN CHASE BANK),

as Trustee

in respect of

8 1/2 % Senior Subordinated Notes due 2011

                This SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of May 17, 2005, is by and among Euramax International, Inc., a Delaware corporation (the “Company”), Euramax International Holdings B.V., a Dutch registered company (“Euramax B.V.” and together with the Company, the “Issuers”), Amerimax Building Products, Inc., a Delaware corporation and successor by merger to both Amerimax Coated Products, Inc. and Amerimax Laminated Products, Inc. (“ABP”), Amerimax Diversified Products, Inc., a Delaware corporation (“ADP”), Amerimax Fabricated Products, Inc., a Delaware corporation (“AFP”), Amerimax Finance Company, Inc., a Delaware corporation (“AFC”), Amerimax Home Products, Inc., a Delaware corporation and successor by merger to Walker Metal Products, Inc. (“AHP”), Amerimax Richmond Company, an Indiana corporation (“ARC”), Amerimax UK, Inc., a Delaware corporation (“AUK”), Berger Building Products, Inc. (f/k/a Berger Bros. Company), a Pennsylvania corporation and successor by merger to Berger Financial Corp. (“BBP”), Berger Holdings, Ltd., a Pennsylvania corporation (“BHL”), Fabral Holdings, Inc., a Delaware corporation (“FHI”), Fabral, Inc., a Delaware corporation and successor by merger to Copper Craft, Inc. (“FI”) and Gutter Acquisition, Inc., a Delaware corporation (“GAI” and together with ABP, ADP, AFP, AFC, AHP, ARC, AUK, BBP, BHL, FHI and FI, the “Guarantors”) and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee (the “Trustee”), under the indenture, dated as of August 6, 2003, pursuant to which $200,000,000 8 1/2% Senior Subordinated Notes due 2011 have been issued (the “Securities”).

                WHEREAS, the Issuers and certain of the Guarantors have heretofore executed and delivered to the Trustee the indenture dated as of August 6, 2003 (as such indenture has been supplemented and amended to date, the “Existing Indenture,” and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the “Indenture”), providing for the issuance of the Securities;

                WHEREAS, the Issuers and certain of the Guarantors have heretofore executed and delivered to the Trustee supplemental indentures dated as of December 5, 2003 and March 31, 2005;

                WHEREAS, the Issuers and the Guarantors propose to amend the Existing Indenture (the “Proposed Amendments”), which Proposed Amendments must be approved with the written consent of the Holders of a majority of the aggregate principal amount of the outstanding Securities;

                WHEREAS, the Company has solicited the consent of the Holders of the Securities pursuant to the Offer to Purchase and Consent Solicitation Statement dated May 3, 2005, as amended, supplemented or modified (the “Consent Solicitation Statement”), to the Proposed Amendments to the Indenture upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to Section 10.02 of the Indenture, the Issuers and the Guarantors may amend or supplement the Indenture as contemplated hereby provided that the Holders of at least a majority in aggregate principal amount of Securities then outstanding have consented;

                WHEREAS, the Issuers have received and delivered or caused to be delivered to the Trustee the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities to the Proposed Amendments;

                WHEREAS, the Trustee is in receipt of such written consents;

                WHEREAS, each Issuer and each Guarantor has been authorized by a resolution of its respective board of directors to enter into this Supplemental Indenture;

                WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the certificate or articles of incorporation and by-laws or similar organizational documents of the Issuers and the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

                WHEREAS, pursuant to Section 10.06, the Trustee is authorized to execute and deliver this Supplemental Indenture;

                WHEREAS, following the execution of this Supplemental Indenture, the terms hereof will become operative (the “Operative Date”) upon the acceptance for purchase by the Company of Securities validly tendered in the Offer to Purchase contemplated by the Consent Solicitation Statement (the “Tender Offer Condition”); and

                WHEREAS, the terms of this Supplemental Indenture shall be null and void if the Tender Offer Condition does not occur.

                NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                That, for and in consideration of the premises herein contained and in order to effect the Proposed Amendments contained in the Consent Solicitation Statement, pursuant to Sections 10.02 and 10.06 of the Existing Indenture, the Issuers and the Guarantors agree with the Trustee as follows:

ARTICLE ONE

AMENDMENT OF EXISTING INDENTURE

                SECTION 1.01.  Amendment of Existing Indenture. Effective as of the Operative Date, this Supplemental Indenture amends the Existing Indenture as provided for herein. The Issuers and the Guarantors acknowledge and agree that no amendment or waiver of the provisions described in Section 10.02 (1) though (10) of the Existing Indenture as requiring the consent of each affected Holder has been made hereby.  If the Operative Date does not occur on or prior to August 1, 2005, then the terms of this Supplemental Indenture shall be null and void and the

Existing Indenture shall continue in full force and effect without any modification hereby.  The Company shall give the Trustee prompt notice of the Operative Date.

                SECTION 1.02.  Amendment of Section 1.01. Pursuant to Section 10.02 of the Existing Indenture, Section 1.01 of the Existing Indenture is hereby amended by deleting in their entirety the definitions of “2003 Stock Transaction,” “Acquired Indebtedness,” “Average Life,” “Capital Stock,” “Consolidated Cash Flow Available for Fixed Charges,” “Consolidated Cash Flow Ratio,” “Consolidated Income Tax Expense,” “Consolidated Net Income,” “Disqualified Stock,” “GAAP,” “Investment, “Management Investors,” “Permitted Investments,” “Permitted Liens,” and “Tangible Assets” contained in the Existing Indenture.

                SECTION 1.03.  Amendment of Section 1.02. Pursuant to Section 10.02 of the Existing Indenture, Section 1.02 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 1.02. Other Definitions.

Term	Defined in
Section
‘‘Additional Amounts’’	4.19
‘‘Additional Securities’’	2.02
‘‘Authentication Order’’	2.02
‘‘Bankruptcy Law’’	6.01
‘‘Change of Control’’	4.14
‘‘Custodian’’	6.01
‘‘Event of Default’’	6.01
‘‘Guarantor Blockage Period’’	12.02(a)
‘‘Guarantor Payment Blockage Notice’’	12.02(a)
‘‘IAI Global Security’’	2.01(a)
‘‘144A Global Security’’	2.01(a)
‘‘Paying Agent’’	2.03
‘‘Payment Blockage Notice’’	8.02(a)
‘‘Payment Blockage Period’’	8.02(a)
‘‘Regulation S Global Security’’	2.01(a)
‘‘Registrar’’	2.03
‘‘Required Filing Date’’	4.12
‘‘Securities Act Legend’’	2.06(f)
‘‘Taxes’’	4.19
‘‘United States Government Obligation’’	9.01

                SECTION 1.04.  Amendment to Section 4.03.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.03 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.03.  [Intentionally Omitted.]

                SECTION 1.05.  Amendment to Section 4.04.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.04 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.04.  [Intentionally Omitted.]

                SECTION 1.06.  Amendment to Section 4.06.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.06 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.06.  [Intentionally Omitted.]

                SECTION 1.07.  Amendment to Section 4.07.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.07 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.07.  Corporate Existence.

Subject to Article Five, each of the Issuers shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries that is an Issuer in accordance with the respective organizational documents of each such Restricted Subsidiary.

                SECTION 1.08.  Amendment to Section 4.08.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.08 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.08.  [Intentionally Omitted.]

                SECTION 1.09.  Amendment to Section 4.09.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.09 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.09.  [Intentionally Omitted.]

                SECTION 1.10.  Amendment to Section 4.10.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.10 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.10.  [Intentionally Omitted.]

                SECTION 1.11.  Amendment to Section 4.13.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.13 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.13.  [Intentionally Omitted.]

                SECTION 1.12.  Amendment to Section 4.15.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.15 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.15.  [Intentionally Omitted.]

                SECTION 1.13.  Amendment to Section 4.16.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.16 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.16.  [Intentionally Omitted.]

                SECTION 1.14.  Amendment to Section 4.17.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.17 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.17.  [Intentionally Omitted.]

                SECTION 1.15.  Amendment to Section 4.18.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.18 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.18.  [Intentionally Omitted.]

                SECTION 1.16.  Amendment to Section 5.01.  Pursuant to Section 10.02 of the Existing Indenture, Section 5.01 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 5.01.  Restriction on Mergers, Consolidations and Certain Sales of Assets.

None of the Issuers will consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Issuers to consolidate or merge with or into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:  (i) the entity formed by or surviving any such consolidation or merger (if other than such Issuer or such Restricted Subsidiary, as the case may

be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the “Surviving Entity”), is a corporation organized and existing under the laws of the jurisdiction of incorporation of such Issuer or Restricted Subsidiary or the United States, any state thereof or the District of Columbia; (ii)(a) in the event the consolidation or merger involved an Issuer or all or substantially all of Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) were sold, assigned, leased, conveyed or otherwise disposed of the Surviving Entity assumes by supplemental indenture all of the obligations of such Issuer or the Issuers, as the case may be, under Section 7.07 this Indenture and under the indemnity provided for in the sixth paragraph of Section 4.19 of this Indenture (the “Trustee Obligations”) or (b) in the event the consolidation or merger involved the Guarantor, the Surviving Entity assumed by supplemental indenture all of the obligations of the Guarantor with respect to the Trustee Obligations; and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger or sale, assignment, lease, conveyance, or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Five and that all conditions precedent herein provided for relating to such transaction have been complied with.  The provisions of this Section 5.01 shall not apply to any merger of a Restricted Subsidiary of the Company with or into the Company or a Wholly Owned Subsidiary of the Company or any transaction pursuant to which the Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.05.

                SECTION 1.17.  Amendment to Section 5.02.  Pursuant to Section 10.02 of the Existing Indenture, Section 5.02 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 5.02.  Successor Corporation Substituted.

Upon any consolidation of any Issuer or any Restricted Subsidiary of the Issuers with, or merger of such Issuer or such Restricted Subsidiary into, any other Person or any sale, assignment, lease, conveyance or other disposition of all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) (as an entirety or substantially as an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) in accordance with Section 5.01, upon the execution of a supplemental indenture by the Surviving Entity in form satisfactory to the Trustee (as evidenced by the Trustee’s execution thereof), the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of and shall assume all obligations of, such Issuer or such Restricted Subsidiary, as the case may be, with respect to the Trustee Obligations under this Indenture and the Guarantee, as the case may be, with the same effect as if such Surviving Entity had been named as such Issuer, Guarantor or such Restricted Subsidiary, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Guarantee, as the case may be, with respect to the Trustee Obligations.

                SECTION 1.18.  Amendment to Section 6.01.  Pursuant to Section 10.02 of the Existing Indenture, Section 6.01 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 6.01.  Events of Default.

An ‘‘Event of Default’’ occurs if:

(1)  the Issuers fail to pay the principal of any Security when the same becomes due and payable (whether or not such payment is prohibited by Article Eight hereof or, with respect to a payment on behalf of the Issuers by the Guarantors, Article Twelve);

(2)  the Issuers fail to pay any interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by Article Eight hereof or, with respect to a payment on behalf of the Issuers by the Guarantors, Article Twelve);

(3) the Issuers default in the payment of principal of and interest on Securities required to be purchased pursuant to an Offer to Purchase as described under Section 4.05 and Section 4.14 when due and payable (whether or not such payment is prohibited by Article Eight hereof or, with respect to a payment on behalf of the Issuers by the Guarantors, Article Twelve);

(4) the Issuers fail to perform or comply with any of the provisions of Section 5.01;

(5) [Intentionally Omitted];

(6) [Intentionally Omitted];

(7) [Intentionally Omitted];

(8) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding,

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding,

(B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or

(C) orders the liquidation of the Company or any Significant Subsidiary,

and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

(10) [Intentionally Omitted].

The term ‘‘Custodian’’ means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                SECTION 1.19.  Amendment to Section 9.01.  Pursuant to Section 10.02 of the Existing Indenture, Section 9.01 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 9.01.  Termination of Issuers’ Obligations.

Subject to the provisions of Article Eight, the Company may terminate its substantive obligations and the substantive obligations of the other Issuer and the Guarantors in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by the Issuers on account of principal of, premium, if any, and interest on all Securities.  In addition, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom and provided that no default under any Senior Debt would arise therefrom and, so long as any Obligations or commitments under the Credit Agreement shall be outstanding, the Agent under the Credit Agreement shall have consented thereto in writing, terminate all of its substantive obligations and all of the substantive obligations of the other Issuers and the Guarantors in respect of the Securities (including the Issuers’ obligations to pay the principal of (and premium, if any, on) and interest on the Securities and the Guarantors’ Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money which is sufficient or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged (“United States Government Obligations”) the principal of and interest on which is sufficient (without reinvestment), or a combination thereof sufficient, to pay all remaining indebtedness on the Securities and (ii) delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.

Notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 2.03, 2.05, 2.06, 2.07, 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding.  Thereafter the Issuers’ obligations in Sections 7.07, 9.03 and 9.04 shall survive.

After such delivery or irrevocable deposit and delivery of an Officers’ Certificate and Opinion of Counsel, the Trustee upon a Company Request shall acknowledge in writing the discharge of the Issuers’ and the Guarantors’ obligations under the Securities, the Guarantees and this Indenture except for those surviving obligations specified above.

ARTICLE TWO

AMENDMENT OF EXISTING INDENTURE

                SECTION 2.01.  Privileges and Immunities of Trustee. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible for the adequacy or sufficiency of the Supplemental Indenture, for the due execution thereof by the Issuers and the Guarantors or for the recitals contained herein, which are the Issuers’ and the Guarantors’ responsibilities.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

                SECTION 3.01.  Instruments to be Read Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Existing Indenture, and said Existing Indenture and this Supplemental Indenture shall henceforth be read together.

                SECTION 3.02.  Confirmation. The Existing Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

                SECTION 3.03.  Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.

                SECTION 3.04.  Counterparts. This Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                SECTION 3.05.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                SECTION 3.06.  Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto and will become operative to amend the Existing Indenture as provided in Article One hereof on the Operative Date of this Supplemental Indenture. If the Tender Offer Condition does not occur, the terms of this Supplemental Indenture shall be null and void.

                SECTION 3.07.  Governing Law. The laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflicts of law.

[remainder of the page intentionally left blank]

                IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

EURAMAX INTERNATIONAL, INC.

By:	/s/ R. SCOTT VANSANT
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

EURAMAX INTERNATIONAL HOLDINGS B.V.

By:	/s/ ROBERT A. G. DRESEN
	Name:	Robert A. G. Dresen
	Title:	Managing Director

,
AMERIMAX BUILDING PRODUCTS, INC.,
AMERIMAX DIVERSIFIED PRODUCTS, INC.,
AMERIMAX FABRICATED PRODUCTS, INC.,
AMERIMAX FINANCE COMPANY, INC.,
AMERIMAX HOME PRODUCTS, INC.,
AMERIMAX RICHMOND COMPANY,
BERGER BUILDING PRODUCTS, INC.,
BERGER HOLDINGS, LTD.,
FABRAL HOLDINGS, INC.,
FABRAL, INC.,
GUTTER ACQUISITION, INC.,
as Guarantors

	By:	/s/ R. SCOTT VANSANT
		Name:	R. Scott Vansant
		Title:	Chief Financial Officer

AMERIMAX UK, INC.,
as a Guarantor

By:	/s/ IAN PITTENDREIGH
	Name:	Ian Pittendreigh
	Title:	Secretary

JPMORGAN CHASE BANK, N.A., as Trustee

By:	/s/ JENNIFER H. MCCOURT
	Name:	Jennifer H. McCourt
	Title:	Vice President